UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2006

Dollar General Corporation
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 6, 2006, Dollar General Corporation (the “Company”) entered into a 3-year Employment Agreement (effective April 1, 2006) with Beryl J. Buley, the Company’s Division President, Merchandising, Marketing & Supply Chain.  This Agreement replaced the previous Employment Agreement the Company had entered into with Mr. Buley.

The new Agreement provides for:

•

a minimum base salary of $575,000;

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a requirement that Mr. Buley repay on a prorated basis from December 1, 2005 the one-time signing bonus of $150,000 and relocation premium of $150,000 previously paid to him if he leaves the Company prior to December 1, 2008;

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participation in the Company’s bonus program for officers established by the Compensation Committee of the Board of Directors, with payment based on achievement of performance criteria established in accordance with the terms and conditions of that bonus program;

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eligibility for award grants from time-to-time consistent with the award grants made to similarly-situated officers under the Company’s 1998 Stock Incentive Plan (or a successor plan), as determined by the Compensation Committee of the Board of Directors;

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four weeks paid vacation per year, any unused portion of which is forfeited upon termination or the annual anniversary of employment;

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reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policies and procedures;

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executive perquisites, fringe and other benefits as are provided to similarly-situated officers and their families under any of the Company’s plans or programs in effect from time to time (currently consisting primarily of company-paid medical physicals, wireless PDAs and mobile phones (primarily used for business purposes), a leased vehicle up to $50,000 in value and fuel for the company-provided vehicle (or an equivalent cash car allowance), and participation in the Company’s relocation policy for officers, as well as benefits available in general to all salaried employees);

•

participation by the officer (and, where applicable, the officer’s eligible dependents) in the Company’s various welfare benefit plans to the extent and in accordance with the terms of those plans (currently consisting of the Company’s medical, prescription, dental, vision, group life, executive life, group disability, executive disability, accidental death and travel accident insurance plans and programs), as well as in any other benefit plan offered by the Company to similarly-situated officers or other employees (excluding plans solely applicable to certain officers in accordance with the express terms of those plans and excluding the Company’s severance plan), including the Company’s 401(k) Plan and CDP/SERP Plan;

•

severance payments (upon execution of a release of claims against the Company) upon termination by the Company without cause or by the officer for good reason, or upon the officer’s resignation within 60 days after the Company’s failure to offer to renew, extend or replace the Agreement before, at or within 60 days after the end of the term of the Agreement (unless that failure to renew is a result of the officer’s voluntary retirement or termination) consisting of base salary continuation for 24 months, a lump sum payment equal to 2 times the officer’s target incentive bonus, and a lump sum payment equal to 2 times the annual contribution made by the Company for the officer’s participation in the Company’s medical, dental and vision benefits program. In addition, the Company will provide the officer with outplacement services for 1 year or, if earlier, until other employment is secured.  Any unpaid severance amounts will be forfeited upon the officer’s breach of any continuing obligation under the Agreement or the release.  The Company’s obligation to make these severance payments will not negate or reduce any amounts otherwise due but not yet paid to the officer, any other amounts payable to the officer outside the Agreement or any benefits owed under any other plan or agreement covering the officer;

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payment upon termination for cause or termination due to death or disability, which shall consist of any benefits owed under any other plan or agreement covering the officer;

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severance payments (upon execution of a release of claims against the Company) upon termination by the Company (or a successor) without cause or by the officer for good reason, each within 2 years of a change in control (as defined in the Agreement) consisting of a lump sum payment equal to 2 times the officer’s base salary in effect immediately prior to the change in control plus 2 times the officer’s target incentive bonus in effect immediately prior to the change in control and a lump sum payment equal to 2 times the annual contribution made by the Company for the officer’s participation in the Company’s medical, dental and vision benefits program.  The Company will also provide the officer with outplacement services for 1 year or, if earlier, until other employment is secured.  In addition, if the change in control also constitutes a change in control under the 1998 Stock Incentive Plan (or any successor plan), the awards granted to the officer under that plan will fully vest and remain exercisable in accordance with the terms of that plan.  If any payment to the officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by the officer with respect to that excise tax, the Company will pay a gross-up amount to cover the excise tax.  However, if the net after-tax benefit to the officer of the gross-up payment is less than $25,000 greater than the net after-tax benefit to the officer of having his or her payments reduced to an amount that would not be subject to the excise tax or the deduction limitation of Section 280G of the Internal Revenue Code, then no gross-up payment will be made and the officer’s payments will be reduced accordingly;

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payment upon resignation by the officer for other than good reason, which shall consist of any benefits owed under any other plan or agreement covering the officer; and

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non-competition, non-disclosure and non-solicitation provisions designed to protect the Company in the event the officer were to leave the Company’s employment.

For purposes of the Agreement, “cause” means any of the reasons below (as more fully explained in the Agreement):

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any act involving fraud or dishonesty;

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any material breach of any Securities and Exchange Commission or other law or regulation or any Company policy governing securities trading or inappropriate disclosure or “tipping”;

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the carrying out of any activity or the making of any public statement by the officer, other than as required by law, that prejudices the Company or reduces the Company’s good name and standing or would bring the Company into public contempt or ridicule;

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attendance at work in a state of intoxication or being found in possession of any prohibited drug or substance which would amount to a criminal offense;

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assault or other act of violence; or

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conviction of, or plea of guilty or nolo contendre to, any felony whatsoever or any misdemeanor that would preclude employment under the Company’s hiring policy.

For purposes of the Agreement, “disability” means (as more fully described in the Agreement) a long-term disability entitling the officer to receive benefits under the Company’s long-term disability plan as then in effect or the inability of the officer to perform the officer’s duties under the Agreement in accordance with the Company’s expectations due to a medically determinable physical or mental impairment that can reasonably be expected to result in death or has lasted or can reasonably be expected to last longer than 90 consecutive days.

For purposes of the Agreement, “good reason” means (as more fully described in the Agreement):

•

assignment of duties inconsistent with, or the significant reduction of the title, powers and functions associated with, the officer’s position, titles or offices, unless the action is the result of a restructuring or realignment of duties and responsibilities by the Company for business reasons that leaves the officer at the same compensation and officer level and with a similar level of responsibility or is the result of the officer’s failure to meet pre-established and objective performance criteria, all without the officer’s written consent;

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a reduction in the officer’s base salary or target bonus level;

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the Company’s failure to continue any significant Company-sponsored compensation plan or benefit without replacing it with a similar plan or with a compensation equivalent  (except for across-the-board plan changes or terminations similarly affecting at least 95% of all of the Company’s executives);

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relocation of the Company’s principal executive offices outside of the middle-Tennessee area or basing the officer anywhere other than the Company’s principal executive offices;

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the Company’s material breach of the Agreement; or

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the failure of any successor to all or substantially all of the Company’s business and/or assets to assume and agree to perform the Agreement in the same manner and to the same extent as the Company would be required to perform if no succession had occurred.

The foregoing summary of the Agreement is qualified in its entirety by the full text of the Agreement that is attached hereto as Exhibit 99 and incorporated by reference as if fully set forth herein.

ITEM 1.02.

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As discussed in Item 1.01 above (which is incorporated herein by reference), on April 6, 2006, the Company entered into a new Employment Agreement (effective April 1, 2006) with Mr. Buley.  This Agreement replaced the previous Employment Agreement the Company had entered into with Mr. Buley.  Accordingly, the previous Employment Agreement entered into with Mr. Buley (effective December 1, 2005) has been terminated.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2006	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	Employment Agreement with Beryl J. Buley effective April 1, 2006.